                                                                   Exhibit 10.14

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") dated as of May 30, 2006, by and between HeartWare, Inc., a Delaware corporation (the "Company"), having its principal offices at 3351 Executive Way, Miramar, Florida 33025-3935, and Barry Yomtov (the "Executive"), an individual with an address at 36 Gerald Rd. Marblehead, MA 01945.

                                    RECITALS

     A. WHEREAS, the Company wishes to hire Executive to serve as its Vice President, Electronic Product Systems Engineering; and

     B. Executive agrees to be so employed upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties, intending to be legally bound and in consideration of the agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, agree as follows:

     1. Employment, Duties and Acceptance.

          (a) The Company employs the Executive to render exclusive and full-time services as the Vice President, Electronic Product Systems Engineering of the Company and, in connection therewith, to perform such duties as are customarily assigned to individuals serving in such position and such other duties as the Executive shall reasonably be directed to perform by the Chief Science Officer of the Company. Executive shall report directly to the Chief Science Officer of the Company.

          (b) The effective date of the Executive's employment with the Company shall be on August 1, 2006, or such other date reasonably close to such date as the parties may agree (the "Effective Date").

          (c) The Executive accepts such employment and shall render the services referred to above commencing on the Effective Date. The Executive shall devote his full working time and energies (excluding periods of vacation and sick leave to which he is entitled) to the business and affairs of the Company and agrees to use his best efforts, skills and abilities to promote the Company's interests. Notwithstanding the foregoing, the Executive may devote such reasonable time as may be necessary, to the extent that it does not interfere with the performance of his duties and responsibilities hereunder, to (i) participate in charitable, civic, educational, professional or community affairs or serve on the board of directors or advisory committees of non-profit entities; and (ii) manage his private investments. Commencing on the Effective Date, the Executive shall not serve on the board of directors or advisory committees of for profit entities or engage in any consulting activity without the prior written consent of the Board.

     2. Compensation and Benefits. Subject to the Executive's adherence to all of his responsibilities under this Agreement and all other agreements with the Company, the Executive shall be entitled to receive the following compensation and benefits during his employment with the Company:

          (a) As compensation for all services to be rendered to the Company by the Executive, the Company shall pay the Executive a base salary at a rate of $165,000 per annum (the "Base Salary"). The Executive shall be eligible to receive an annual bonus, subject to the attainment of objective performance goals and other criteria, as determined by the Board in its sole discretion. All such compensation shall be payable in accordance with the payroll and bonus policies of the Company as from time to time in effect, less such deductions as shall be required to be withheld by applicable law and regulations. The Base Salary shall be reviewed by the Company at least annually. The Base Salary shall not be subject to reduction without the consent of the Executive, except that if the Board reduces the salary of all senior managers of the Company, the Base Salary shall be reduced by the same percentage as the percentage reduction in salary of such senior managers.

          (b) The Executive shall be permitted during his employment, if and to the extent eligible, to participate in all group insurance programs and other fringe benefit plans that the Company shall make available to its executive employees. Notwithstanding the foregoing, the Company agrees that from the date the Executive terminates his employment with his current employer until the Effective Date, the Executive shall maintain the coverage under which he is currently insured by his current employer, and the Company shall reimburse the Executive for the cost of COBRA payments in respect thereof. The Executive and his family shall be covered under the Company's medical insurance program from and after the Effective Date.

          (c) The Executive shall be entitled to three (3) weeks of vacation annually in accordance with the Company's vacation policies as in effect from time to time.

          (d) Subject to such policies as may from time to time be established by the Company, the Company shall pay or reimburse the Executive for all reasonable and necessary expenses actually incurred or paid by the Executive in the course of performing his duties hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may require.

          (e) The Executive shall relocate to Florida as promptly as practicable after the Effective Date. The Company shall provide the Executive with a reasonable relocation package commensurate with his position and shall pay or reimburse the Executive for his reasonable moving and relocation expenses including the cost of moving household items, airfare for family, house hunting trips, all real estate closing costs and brokers fees (including local and state property or similar taxes or fees incurred as a result of the sale of property), as more fully described on Schedule 1 annexed hereto and made a part hereof (the "Relocation Expenses"), up to a maximum aggregate amount of $70,000. All Transition Costs must be expended by the Executive within 18 months after the Effective Date (such Period being hereinafter referred to as the "Transition Period").

     3. Equity Grants. The Executive shall be granted options to purchase 300,000 ordinary shares of HeartWare Limited, an Australian public company (the "Parent") of which the Company is a subsidiary (the "Option Shares"). The exercise price and vesting of the Option Shares will be an amount equal to the five day weighted average price for the shares as traded on the Australian Stock Exchange, plus AUD0.10, of the Parent's ordinary shares on the Australian Stock Exchange on the Effective Date. The Option Shares shall vest as follows: (i) 25% of the Option Shares shall vest on the first anniversary of the Effective Date,
(ii) 25% of the Option Shares shall vest on the second anniversary of the Effective Date, (iii) 25% of the Option Shares shall vest on the third anniversary of the Effective Date, and (iv) 25% of the Option Shares shall vest on the fourth anniversary of the Effective Date, in each case subject to the Executive's continued employment with the Company through each vesting date.

     4. Employment at Will.

          (a) This Agreement describes the compensation and benefits that the Executive is entitled to receive for so long as he remains employed by the Company, but is not a guarantee of employment for any particular period of time. At all times the Executive will remain an employee at will, and he and the Company are free to terminate his employment at any time for any reason. Except as otherwise set forth in this Section 4, should the Executive's employment with the Company terminate for any reason, he shall be entitled to receive only the pro rata portion of his Base Salary through the date of such termination, together with such other compensation or benefits to which the Executive may be entitled by law or under the terms of the Company's compensation and benefit plans then in effect.

          (b) If (i) the Company terminates the Executive's employment other than for "Cause" (as hereinafter defined) or (ii) the Executive terminates his employment for "Good Reason" (as hereinafter defined), all of the Executive's compensation and benefits (except as otherwise provided in the Company's benefit plans) shall terminate on the date of termination of his employment, and subject to the Executive executing and delivering to the Company a general release and waiver (in a form reasonably satisfactory to the Company) of all claims against the Company, the Parent, any subsidiaries and their respective shareholders, officers and directors (the "Release") and subject to the Executive's compliance with the terms and conditions contained in this Agreement and the Proprietary Information Agreement, the Company shall pay to the Executive severance compensation for six (6) months following the termination of his employment at a rate per annum equal to his annualized Base Salary as of the date of termination, minus withholdings as required by law or as authorized by the Executive, such severance compensation to be payable monthly or more frequently in accordance with the payroll policies of the Company for members of the management team as in effect from time to time.

          (c) As used in this Section 4, the following terms shall mean:

          1. "Cause" shall mean any of (A) a material breach by the Executive of his obligations under this Agreement or any other written agreement between the Executive and the Company, including the Proprietary Information Agreement (as defined in Section 5 below); (B) the willful neglect by the Executive of the duties he is expected to perform hereunder; (C) the commission by the Executive of an act of fraud, misrepresentation, embezzlement, theft or other act of moral turpitude; (D) conviction of, or the Executive's written admission to, a felony, or (E) any willful misconduct or any willful act or omission that is materially injurious to the financial condition or business reputation of the Company; provided, however, that in the event of a potential termination for any Cause specified in clauses (A), (B) or (E) above, such termination shall not be effective unless the Executive shall have received notice from the Company setting forth in reasonable detail the basis of the proposed termination and the Executive shall have been provided a period of ten (10) business days from receipt of such notice to cure or correct the conduct (if it is susceptible of cure or correction) giving rise to such potential termination.

          2. "Termination For Good Reason" shall mean a termination by the Executive, upon thirty (30) days' prior written notice to the Company (the "Termination Notice"), stating in reasonable detail the basis for his termination as a result of (1) the Executive's duties and/or responsibilities being so materially diminished that they are no longer consistent with the duties and/or responsibilities of the Vice President, Electronic Product Systems Engineering of the Company or
          (2) a substantial reduction of the Executive's salary (regardless of whether such change in title, duties or responsibilities results from a merger, change of control of the Company, action by the Board or otherwise); provided, however, that if; during such thirty (30) day period, the Company restores the Executive's title or duties and responsibilities to the level required by this Section 4(c)(2), then the Executive's Termination Notice shall not be effective; and provided, further that it shall be a condition to the effectiveness of a termination for Good Reason that the Company receive a Termination Notice from the Executive with the time frame set forth above.

     5. Proprietary Information Agreement. Concurrently with the execution and delivery of this Agreement, the Executive shall execute and deliver to the Company a copy of its standard form of Proprietary Information, Confidentiality and Inventions Assignment Agreement, in the form attached hereto as Exhibit A (the "Proprietary Information Agreement").

     6. Non-Disparagement. The Executive agrees not to take any action or make any statement, written or oral, that disparages the Company or any of the Company's shareholders, directors, officers, employees or agents, or that has the intended or foreseeable effect of harming the Company's reputation or the personal or business reputation of any of the Company's directors, officers, employees or agents.

     7. Representations and Warranties of the Executive. The Executive represents and warrants to the Company that he has the legal right to enter into this Agreement and the Proprietary Information Agreement and to perform all of the obligations on his part to be performed hereunder and thereunder in accordance with its terms, and that he is not a party to any agreement or understanding, written or oral, that could prevent his entering into this


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

Agreement or the Proprietary Information Agreement or performing all of his obligations hereunder and thereunder.

     8. General Provisions.

          (a) Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions or any part hiseof.

          (b) Interpretation. The singular includes the plural, and the plural includes the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "herein", "hereof', "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to conflict of laws rules.

          (d) Dispute Resolution. Any claim or controversy arising out of or relating to this Agreement shall be settled by arbitration administered by JAMS/ENDISPUTE under its Streamlined Arbitration Rules & Procedures (the "Rules"). An arbitration may be initiated by either party by sending a written demand for arbitration to the other party, specifying in reasonable detail the matter in dispute and requesting the appointment of an arbitrator, who shall be selected by the parties or, if they are unable to agree on such selection within 10 days after commencement of the arbitration, shall be made in accordance with the Rules. The situs of the arbitration will be Miami, Florida. Any judgment reached by the arbitrator shall be final and binding on the Company and the Executive, and may be entered in any court of competent jurisdiction.

          (e) Enforcement. The Executive recognizes and agrees that enforcement of this Agreement and the Proprietary Information Agreement is necessary to ensure the preservation, protection and continuity of the business, confidential and proprietary information and goodwill of the Company, and accordingly agrees that the covenants, agreements and restrictions set forth herein are reasonable as to time and scope. The Executive also acknowledges and agrees that any actual or threatened breach by the Executive of this Agreement would result in irreparable damage to the Company and that money damages would not provide an adequate remedy to the Company. Accordingly, the Executive agrees that in the event of any such breach, the Company shall have, in addition to any and all remedies of law, the right to have the provisions of this Agreement and the Proprietary Information Agreement specifically enforced and to obtain injunctive and other equitable relief to enforce the provisions of this Agreement. Each of the undertakings of the Executive set forth in this Agreement shall be construed as independent covenants and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the restrictions imposed on the Executive by, and the undertakings of the Executive set forth in, this Agreement.

          (f) Entire Agreement; No Representations. This Agreement constitutes the entire agreement between the Executive and the Company concerning the terms and conditions of the Executive's employment with the Company and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Executive and the Company,

          (g) Consultation with Counsel; No Representations. The Executive acknowledges and agrees that he has had a full and complete opportunity to consult with counsel of his own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company has not made any warranties, representations or promises to the Executive regarding the meaning or implication of any provision of this Agreement, other than as stated herein or therein.

          (h) Modification; Waiver. This Agreement may be amended or modified only by a written instrument signed by the Executive and the Company. The failure of either party at any time to require the performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same provision.

          (i) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns and to the benefit of the Company's directors, officers, employees and agents, provided that the Executive may not assign this Agreement or any of his rights hereunder to any other person.

          (j) Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person (including by any commercial courier service) or five (5) days after mailing by United States certified or registered mail, return receipt requested, postage prepaid, to a party at his or its address set forth at the beginning of this Agreement or such other address as either party may furnish to the other by notice in writing, except that notices of change of address shall be effective only upon receipt.

          (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                                        EXECUTIVE:


                                        /s/ Barry Yomtov
                                        ----------------------------------------
                                        Barry Yomtov


                                        COMPANY:

                                        HEARTWARE, INC.


                                        By: /s/ Jeffrey A. LaRose        5/31/06
                                            ------------------------------------
                                        Name: Jeffrey A. LaRose
                                        Title: Chief Scientific Officer

                                   SCHEDULE 1

                                RELOCATION COSTS

The Company will reimburse the following Relocation Costs (as such term is defined in Section 2(e) of the Agreement to which this Schedule 1 is attached) for which proper receipts are submitted to the Company:

TRAVEL

Round-trip airline tickets and airport parking (or transportation) between Boston and South Florida during the Transition Period (as defined in the Agreement to which this Schedule 1 is attached) for:

     -    Up to two (2) trips per month for either the Executive or his spouse

     -    Up to an aggregate of six (6) trips for the Executive's children

     - One (1) trip for two (2) people to search for rental housing, including reasonable hotel, meals, and car expenses

HOUSING RENTAL REIMBURSEMENT

An allowance of $2,200 per month for up to 12 months during the Transition
Period

                                    EXHIBIT A

                    PROPRIETARY INFORMATION, CONFIDENTIALITY
                       AND INVENTIONS ASSIGNMENT AGREEMENT

                             [SEE ATTACHED DOCUMENT]

                    PROPRIETARY INFORMATION, CONFIDENTIALITY
                       AND INVENTIONS ASSIGNMENT AGREEMENT

     The undersigned, Barry M Yomtov, in consideration of and as a condition of my engagement as an employee of HeartWare Inc., a Delaware corporation (the "Company"), does hereby agree with the Company as follows:

     1. I will not, whether during or after the termination or cessation of my employment, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business or finances of the Company so far as they have come or may come to my knowledge, except as may be in the public domain through no fault of mine, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company or for any purpose other than the performance of my duties on behalf of the Company.

     Further, I agree that during the period of my employment I shall not make, use or permit to be used, even if not in the nature of a trade secret or otherwise marked confidential, any notes, memoranda, drawings, specifications, programs, data, know how, trade secrets, or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit to be used, even if not in the nature of a trade secret or otherwise marked confidential, any such notes, memoranda, drawings, specifications, programs, data, know how, trade secrets, or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination or cessation of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

     2. If at any time or times during my employment, I shall (either alone or with others) make, conceive, discover, reduce to practice or become possessed of any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Inventions") in any application that relates to the business of the Company or any of the products or services being developed, manufactured, marketed, sold or otherwise provided by the Company or which may conveniently be used in relation therewith, or results from tasks assigned me by the Company or results from the use of premises, equipment, supplies, facilities or confidential information owned, leased or contracted for by the Company, such Inventions and the benefits thereof shall immediately become the sole and absolute property of the Company, and I shall promptly disclose to the Company (or any persons designated by it) each such Invention and hereby assign any rights, including without limitation any patent, copyright or other intellectual property rights, I may have or acquire in the Inventions and benefits and/or rights resulting therefrom to the Company without compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company. I hereby further represent and acknowledge that any and all such Inventions made, conceived, discovered or reduced to practice prior to the date hereof, whether or not I am the named inventor, are owned solely by the Company, and that I have no right, title or interest therein, and I agree that upon the request of the Company, and without any compensation to me, I will take such action and execute such documents as the Company may request to evidence and perfect the Company's ownership of such Inventions.

     I will also promptly disclose to the Company any other invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) made, conceived, discovered, reduced to practice or possessed by me (either alone or with others) at any time or times during my employment for the purpose of determining whether they constitute "Inventions," as defined herein.

     Upon disclosure of each Invention to the Company, I will, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

          (a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

          (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     In the event the Company is unable, after reasonable effort, to secure my signature on any letters patent, copyright or other analogous protection relating to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact (which designation and appointment shall be (i) deemed coupled with an interest and (ii) irrevocable, and shall survive my death or incapacity), to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by me.

     3. I agree that any breach, or threatened breach, of this Agreement by me could cause irreparable damage and that in the event of such breach, or threatened breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance as well as all other equitable relief to prevent the violation of my obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security.

     4. I understand that this Agreement does not create an employment agreement with the Company or other obligation on the part of the Company to retain my services as a employee.

     5. I represent that the Inventions identified in the pages, if any, attached hereto comprise all the Inventions which I have made or conceived prior to my engagement by the Company, which Inventions are excluded from this Agreement. I understand that it is only necessary to list the title of such Inventions and the purpose thereof but not details of the Invention itself. IF THERE ARE ANY SUCH UNPATENTED INVENTIONS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS.
_____

     I further represent that my performance of all the terms of this Agreement, and my performance as a employee of the Company, does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my engagement by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     I further represent that if the representations set forth in the preceding paragraph are inapplicable, I have attached hereto a copy of each agreement, if any, which presently affects my compliance with the terms of this Agreement (such copy specifies the other contracting party or employer, the date of such agreement, the date of termination of any employment.) IF THERE ARE ANY SUCH AGREEMENTS, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH AGREEMENTS. ____

     6. During the period of my employment by the Company, and for a period of one (1) year after the termination or cessation of my employment with the Company for any reason, I agree that I will not, directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business organization, engage in any business activity that is directly or indirectly in competition with the products or services being developed, marketed, sold or otherwise provided by the Company, or that is directly or indirectly detrimental to the Company's business ("Competitive Activity") specifically implantable rotary blood pumps; provided, however, that the record or beneficial ownership by me of 1% or less of the outstanding publicly traded capital stock of any such company shall not be deemed to be in violation of this Section 6, provided that I am not an officer, director, or employee of such company.

     7. I further agree that, for a period of one (1) year after the termination or cessation of my employment with the Company, I will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit or contact in connection with, or in furtherance of, a Competitive Activity any of the Company's employees, consultants, agents, suppliers, customers or prospects that were such with respect to the Company at any time during the one year immediately preceding the date of my termination of employment or that become such with respect to the Company at any time during the one (1) year immediately following the date of my termination.

     8. Any waiver by the Company of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

     9. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     10. My obligations under this Agreement shall survive the termination or cessation of my employment regardless of the manner of such termination or cessation and shall be binding upon my heirs, executors and administrators.

     11. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     12. For purposes of this Agreement, the term "employment" shall also mean any period of consultancy with the Company.

     13. The term "Company" shall include HeartWare Inc., a Delaware corporation, and any of its predecessors, subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the 30 day of May, 2006.

                                        HEARTWARE INC.


                                        By: /s/ Jeffrey LaRose           5/31/06
                                            ------------------------------------
                                            Chief Scientific Officer


                                        EMPLOYEE:


                                        /s/ Barry Yomtov
                                        ----------------------------------------
                                        Name: Barry Yomtov